AMENDMENT NO. 4 TO AMENDED AND RESTATED

GENERAL CREDIT AND SECURITY AGREEMENT

AND WAIVER

THIS AMENDMENT NO. 4 TO AMENDED AND RESTATED GENERAL CREDIT AND SECURITY AGREEMENT AND WAIVER, dated as of September 28, 2001 (the “Amendment”), by and between MBC Holding Company, a Minnesota corporation (“Borrower”), and Bremer Business Finance Corporation, a Minnesota corporation (the “Lender”).

WITNESSETH:

WHEREAS, Borrower and Lender are the parties to that certain Amended and Restated General Credit and Security Agreement dated as of March 29, 2001, as amended by an Amendment No. 1 to Amended and Restated General Credit and Security Agreement dated as of May 22, 2001, an Amendment No. 2 to Amended and Restated General Credit and Security Agreement dated as of June 25, 2001 and an Amendment No. 3 to Amended and Restated General Credit and Security Agreement dated as of August 31, 2001 (as so amended, the “Original Agreement”); and

WHEREAS, Borrower has requested that the Lender waive the Borrower’s compliance with certain Paragraphs of the Original Agreement and to further amend the Original Agreement; and

WHEREAS, subject to the terms and conditions of this Amendment, the Lender will agree to the foregoing requests of the Borrower.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by the parties hereto, it is agreed as follows:

1.             Defined Terms.  All capitalized terms used in this Amendment shall, except where the context otherwise requires, have the meanings set forth in the Original Agreement, as amended hereby.

2.             Amendments.  The definition of “Maturity” appearing in Paragraph 1 of the Original Agreement is amended by extending the date “September 30, 2001”appearing in subparagraph (b)(i) thereof to the date “September 30, 2002.”

3.             Effective Date.     This Amendment shall become effective as of the date hereof on the date (the ‘Effective Date’) when, and only when, the Lender shall have received:

(a)           Counterparts of this Amendment executed by the Borrower;

(b)           An Certificate by the Borrower’s Secretary or any Assistant Secretary in form and substance satisfactory to the Lender;

(c)           Certificates of good standing for the Borrower in the jurisdiction of its organization;

(d)           An Acknowledgment and Agreement in the form provided by the Lender appropriately completed and duly executed by Key Officer who has executed and delivered a Support Agreement;

(e)           An Acknowledgment and Agreement in the form provided by the Lender appropriately completed and duly executed by each holder of Subordinated Debt including, without limitation,  MBLP and Stearns Bank National Association;

(f)            A waiver fee of $5,000.00  in immediately available funds; and

(g)           Such other approvals, opinions or documents as Lender may require.

4.             Representations and Warranties.  To induce the Lender to enter into this Amendment, the Borrower represents and warrants to the Lender as follows:

(a)           The execution, delivery and performance by the Borrower of this Amendment and any other documents to which the Borrower is a party have been duly authorized by all necessary corporate action, do not require any approval or consent of, or any registration, qualification or filing with, any governmental agency or authority or any approval or consent of any other Person (including, without limitation, any stockholder or member), do not and will not conflict with, result in any violation of or constitute any default under, any provision of the Borrower’s articles of incorporation or by-laws, any agreement binding on or applicable to the Borrower or any of its property, or any law or governmental regulation or court decree or order, binding upon or applicable to the Borrower or of any of its property and will not result in the creation or imposition of any Security Interest or other lien or encumbrance in or on any of its property pursuant to the provisions of any agreement applicable to Borrower or any of its property;

(b)           The representations and warranties contained in Paragraph 16 of the Original Agreement are true and correct as of the date hereof as though made on that date after giving effect to the Amendment;

(c)           (i) No events have taken place and no circumstances exist at the date hereof which would give Borrower the right to assert a defense, offset or counterclaim to any claim by the Lender for payment of the Obligations; and (ii) Borrower hereby releases and forever discharges the Lender and its successors, assigns, directors, officers, agents, employees and participants from any and all actions, causes of action, suits, proceedings, debts, sums of money, covenants, contracts, controversies, claims and demands, at law or in equity, which Borrower ever had or now has against the Lender or its successors, assigns, directors, officers, agents, employees or participants by virtue of their relationship to Borrower in connection with the Loan Documents and the transactions related thereto;

(d)           The Original Agreement as amended by this Amendment is  the legal, valid and binding obligation of the Borrower and is enforceable in accordance with its terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws, rulings or decisions at the time in effect affecting the enforceability of rights of creditors generally and to general equitable principles which may limit the right to obtain equitable remedies; and

(e)           Other than the existing Defaults and Events of Default described in Paragraph 9 of this Amendment, no Default or Event of Default and no Material Adverse Occurrence has occurred and is continuing as of the date hereof after giving effect to this Amendment.

5.             Reference to and Effect on the Loan Documents.

(a)           From and after the effective date of this Amendment, each reference in the Original Agreement to “this Agreement,” “herein,” “hereof,” “hereby” or words of like import referring to the Agreement and each reference in any other Loan Document to the “Credit Agreement,” the “Loan Agreement,” “therein,” “thereof,” “thereby” or words of like import referring to the Original Agreement shall mean and be a reference to the Original Agreement as amended by this Amendment.

(b)           Except as specifically set forth above, the Original Agreement remains in full force and effect and is hereby ratified and confirmed.

(c)           The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender under the Original Agreement or any other Loan Document, nor constitute a waiver of any provision of the Original Agreement or any such Loan Document.

6.             Costs and Expenses.  Borrower agrees to pay on demand all costs and expenses of Lender in connection with the preparation, reproduction, execution and delivery of this Amendment and the other documents to be delivered hereunder or thereunder, including its reasonable attorneys’ fees and legal expenses.

7.             Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Minnesota.

8.             Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

9.             Non-Waiver.         By executing this Amendment, the Lender does not waive any existing Default or Event of Default, including without limitation, any Default or Event of Default arising under the Original Agreement through July 31, 2001 because of the Borrower’s failure to comply with any of Paragraphs 17(i), (j), (k), (l) or (m) of the Original Agreement.  The Lender specifically reserves all of its rights with respect to such existing Defaults and Events of Default.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by the respective officers thereunto duly authorized as of the date first above written.

MBC Holding Company

By:_______________________________________
Its:_______________________________________

Subscribed and sworn to before me

this 28th day of September, 2001.

Notary Public

Bremer Business Finance Corporation

By: ______________________________________
Its:_______________________________________

REPLACEMENT REVOLVING CREDIT NOTE

$3,500,000.00

St. Paul , Minnesota

September 28, 2001

FOR VALUE RECEIVED, on the Revolving Credit Termination Date (as defined in the Credit Agreement hereinafter defined) the undersigned, MBC HOLDING COMPANY, a Minnesota corporation (the “Borrower”), promises to pay to the order of BREMER BUSINESS FINANCE CORPORATION, a Minnesota corporation (the “Lender”),  the principal sum of Three Million Five Hundred Thousand and No/100ths Dollars ($3,500,000.00) or, if less, the then aggregate unpaid principal amount of the Advances as may be borrowed by the Borrower under the Credit Agreement and are outstanding on the Revolving Credit Termination Date.  All Advances and all payments of principal shall be recorded by the Lender in its records which records shall be conclusive evidence of the subject matter thereof, absent manifest error.

The Borrower further promises to pay to the order of the Lender interest on each Advance from time to time outstanding from the date hereof until paid in full at a fluctuating annual rate equal to the sum of the Reference Rate plus 2.0% per annum; provided, however, that, notwithstanding anything to the contrary contained herein, upon the occurrence and during the continuance of any Event of Default, the rate of interest hereunder shall be the Default Rate. Interest accrued through a calendar month shall be due and payable on the first day of the following calendar month, commencing on October  1, 2001, and at maturity.  Interest payable after maturity shall be payable on demand.  Each change in the fluctuating interest rate shall take effect simultaneously with the corresponding change in the Reference Rate.

All payments of principal and interest under this Note shall be made in lawful money of the United States of America in immediately available funds to the Lender at the Lender’s office at 445 Minnesota Street, St, Paul, MN 55101, or at such other place as may be designated by the Lender to the Borrower in writing.

This Note is the Revolving Credit Note referred to in, and evidences indebtedness incurred under, an Amended and Restated  General Credit and Security Agreement dated as of March 29, 2001 (herein, as it may be amended, modified or supplemented from time to time, called the “Credit Agreement;” capitalized terms not otherwise defined herein being used herein as therein defined) between the Borrower and the Lender, to which Credit Agreement reference is made for a statement of the terms and provisions thereof, including those under which the Borrower is permitted and required to make prepayments and repayments of principal of such indebtedness and under which such indebtedness may be declared to be immediately due and payable.

All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

This Note is made under and governed by the internal laws of the State of Minnesota.

This Note is being executed and delivered in replacement of, but not in payment of, that certain Revolving Credit Note dated March 29, 2001 made by the Borrower payable to the order of the Lender in the original principal amount of $3,500,000.00; provided, however, that interest accrued on such replaced note through the date hereof shall be due and payable in accordance with the Credit Agreement.

MBC Holding Company

By:________________________________
Its:________________________________